2100 ROSS AVENUE SUITE 1450
DALLAS, TEXAS 75201
PHONE (214) 754-7090
FAX (214) 754-7092

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of October 1, 2006, included in the Registration Statement on Form SB-2 of CrossPoint Energy Company to be filed on or about January 26, 2007, as well as each of the amendments and supplements thereto.

HAAS PETROLEUM ENGINEERING SERVICES, INC.
By:
Date: March 14, 2007